PRO FORMA FINANCIAL DATA

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements reflect certain historical and anticipated transactions (the “Transactions”) as if they occurred at earlier dates.  The Transactions include:  a) Motient’s February 9, 2005 acquisition of an additional 10.24% interest in MSV funded by issuance of Motient’s common stock; b) Motient’s May 11, 2005 purchase of an additional 8,190,008 newly-issued shares of TerreStar common stock funded by issuance of Motient’s preferred stock; c) the sale of Motient’s legacy operations pursuant to a June 19, 2006 Asset Purchase Agreement (the “Geologic Sale”); d) the MSV Exchange transaction and e) the TerreStar Exchange transaction.  The closing of the Geologic Sale and the simultaneous initial closing of both the exchange transactions (the “Initial Closing”) are expected to occur in the third quarter of 2006.

For purposes of the pro forma condensed balance sheet as of March 31, 2006, the Transactions were assumed to have occurred on their actual dates for historical Transactions and on March 31, 2006 for anticipated Transactions.  For purposes of the pro forma condensed statements of operations for the three months ended March 31, 2006 and 2005 and the year ended December 31, 2005, the Transactions were assumed to have occurred on January 1, 2005.  In addition, for the pro forma condensed statements of operations for the years ended December 31, 2004 and 2003, the Geologic Sale transaction was assumed to have occurred on January 1 of the respective periods.

After the Initial Closing of the MSV Exchange and the TerreStar Exchange, in which Motient will exchange current interests in MSV for new interests in SkyTerra and exchange its common stock for additional interests in TerreStar, additional related transactions may occur as described below.

In the MSV Exchange transaction, Motient will have the right to sell additional interests in MSV in exchange for additional shares of SkyTerra’s common stock at the share exchange ratio implicit in the Initial Closing (the “SkyTerra Put Option”).  Motient may exercise portions or all of the SkyTerra Put Option for up to five years to either a) obtain SkyTerra common shares to distribute to Motient’s current preferred stock holders in the event those holders elect to convert their preferred interests into shares of Motient’s common stock and thereby, pursuant to the terms of those preferred shares, obtain the right to such distribution of SkyTerra shares and/or b) obtain SkyTerra common shares to sell on the open market to raise cash necessary to settle income tax obligations created by the anticipated Transactions or other general obligations of Motient.  Exercise of some or all of the SkyTerra Put Option can occur at any time after the Initial Closing.  Should the SkyTerra Put Option be exercised in part or in full, the impact on Motient’s financial statements would include a decrease in its investment in MSV (and corresponding decrease in equity interest losses) and in the SkyTerra Put Option and a corresponding increase in Motient’s investment in SkyTerra as well as a corresponding gain or loss upon the sale.  If the resulting newly owned shares of SkyTerra were distributed to the converting shareholders or sold to raise cash, Motient’s investment in SkyTerra would decrease and there would be a reduction in retained earnings and outstanding liabilities, respectively.  Such potential transactions and impacts are not reflected in these accompanying pro forma financial statements.

In the TerreStar Exchange transaction, other TerreStar common stockholders will be given a right to tag on to exchange their shares of TerreStar for shares of Motient at the same share exchange ratio implicit in the Initial Closing through the month of closing.  To the extent any such stockholders elect to tag, Motient’s ownership in TerreStar would increase, which would primarily be represented by additional intangible assets and corresponding amortization.  There would also be a decrease in minority interest liabilities and related minority interest income related to TerreStar and additional shares of Motient being outstanding.  Such potential transactions and impacts are not reflected in these accompanying pro forma financial statements.

In addition, the pro forma financial statements do not reflect the fair value of the SkyTerra Put Option, which will be an asset of Motient's upon the Initial Closing.  The Company has not yet completed its preliminary valuation of the option. The value ascribed to the SkyTerra Put Option will increase the gain and the related income tax liability associated with Motient's sale of MSV interests.  The recorded financial instrument asset is not expected to be marked-to-market value each balance sheet date, but will be subject to periodic impairment charges based on the relative fair values of SkyTerra and MSV on each balance sheet date.  Additionally, a pro rata portion of the asset will be relieved as Motient exercises portions of the option.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the actual results of operations of Motient would have been assuming the Transactions had occurred at earlier dates, nor do they purport to represent what Motient’s consolidated financial statements will be for future periods. These statements should be read in conjunction with the historical consolidated financial statements and related notes in Motient’s Annual Report on Form 10-K for the years ended December 31, 2005, 2004 and 2003 and the Quarterly Report on Form 10-Q for the three-month periods ended March 31, 2006 and 2005.

Motient Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
At March 31, 2006
(in thousands)

	Motient Corporation Historical (a)	Pro Forma Adjustments Sale Transaction		Sub Total	Pro Forma Adjustments Exchange Transactions		Pro Forma Total
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$149,051	$(250)	(b)	$139,843	$(9,000)	(e)	$129,843
		(1,256)	(b)		(1,000)	(g)
		(7,702)	(c)
Committed and restricted cash	53,251	7,702	(c)	60,953	-		60,953
Accounts receivable-trade	721	(721)	(b)	-	-		-
Current portion of deferred issuance costs	4,083	-		4,083	-		4,083
Assets held for sale	261	-		261	-		261
Deferred equipment costs	77	(77)	(b)	-	-		-
Other current assets	2,624	(858)	(b)	1,766	-		1,766

Total current assets	210,068	(3,162)		206,906	(10,000)		196,906

RESTRICTED INVESTMENTS	77	-		77	-		77
PROPERTY AND EQUIPMENT, net	93,950	(3,514)	(b)	90,436	-		90,436
INTANGIBLE ASSETS, net	79,583	(2,517)	(b)	77,066	41,632	(g)	118,698
INVESTMENT IN MSV	488,015	-		488,015	(295,737)	(e)	192,278
INVESTMENT IN SKYTERRA	-	-		-	491,380	(e)	60,430
					(430,950)	(f)
NONCURRENT RESTRICTED CASH	1,287	-		1,287	-		1,287
NONCURRENT DEFERRED ISSUANCE COSTS	13,917	-		13,917	-		13,917
DEFERRED CHARGES AND OTHER ASSETS	33	(33)	(b)	-	-		-

Total assets	$886,930	$(9,226)		$877,704	$(203,675)		$674,029

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$7,620	$(2,395)	(b)	$5,225	$65,000	(e)	$70,225
Deferred equipment revenue	100	(100)	(b)	-	-		-
Deferred revenue and other current liabilities	472	(407)	(b)	65	-		65
Retained liabilities of discontinued operations	-	3,702	(b)	3,702	-		3,702
Accrued preferred stock dividends	11,802	-		11,802	-		11,802

Total current liabilities	19,994	800		20,794	65,000		85,794

LONG-TERM LIABILITIES	337	(337)	(b)	-	-		-
MINORITY INTEREST	74,397	-		74,397	(8,907)	(g)	58,049
					(7,441)	(i)
SERIES A PREFERRED STOCK	90,000	-		90,000	-		90,000
SERIES B PREFERRED STOCK	318,500	-		318,500	-		318,500

STOCKHOLDERS’ EQUITY:
Common stock	667	-		667	27	(g)	694
Additional paid-in capital	755,686	5,540	(d)	761,226	49,512	(g)	834,579
					23,841	(h)
Common stock purchase warrants	73,692	-		73,692	-		73,692
Treasury stock	(67,088)	-		(67,088)	-		(67,088)
Accumulated deficit	(379,255)	(9,689)	(b)	(394,484)	121,643	(e)	(720,191)
		(5,540)	(d)		(430,950)	(f)
					(23,841)	(h)
					7,441	(i)

Total stockholders’ equity	383,702	(9,689)		374,013	(252,327)		121,686

Total liabilities and stockholders’ equity	$886,930	$(9,226)		$877,704	$(203,675)		$674,029

See the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Motient Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For The Three Months Ended March 31, 2006
(in thousands, except per share data)

	Motient Corporation Historical (a)	Pro Forma Adjustments Sale Transaction		Sub Total	Pro Forma Adjustments Exchange Transactions		Pro Forma Total
REVENUES
Service and related revenues	$2,003	$(2,003)	(b)	$-	$-		$-
Sales of equipment	40	(40)	(b)	-	-		-

Total revenues	2,043	(2,043)		-	-		-

COSTS AND EXPENSES

Cost of service and operations	4,690	(4,690)	(b) (c)	-	-		-
Cost of equipment sales	21	(21)	(b)	-	-		-
Sales and advertising	333	(333)	(b) (c)	-	-		-
General and administrative	10,404	(1,212)	(b) (c)	9,192	(2,898)	(d)	6,294
Research and development	452	-		452	-		452
Depreciation and amortization	2,934	(1,548)	(b)	1,386	694	(e)	2,080
Loss on asset disposals	62	(62)	(b)	-	-		-

Total costs and expenses	18,896	(7,866)		11,030	(2,204)		8,826

Loss from continuing operations	(16,853)	5,823		(11,030)	2,204		(8,826)

Interest and other income	2,663	(326)	(b)	2,337	-		2,337
Equity in loss of MSV	(8,193)	-		(8,193)	5,922	(f)	(2,271)
Minority interests in losses of TerreStar	2,328	-		2,328	(279)	(g)	1,311
					(738)	(h)

Net loss from continuing operations	(20,055)	5,497		(14,558)	7,109		(7,449)

Less:
Preferred stock dividends	(5,808)	-		(5,808)	-		(5,808)
Accretion of issuance costs	(976)	-		(976)	-		(976)

Net loss from continuing operations available to common stockholders	$(26,839)	$5,497		$(21,342)	$7,109		$(14,233)

Basic and diluted loss from continuing operations per share of common stock	$(0.42)			$(0.34)			$(0.22)

Weighted-average common shares outstanding - basic and diluted	63,161			63,161	2,710	(i)	65,871

See the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Motient Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For The Three Months Ended March 31, 2005
(in thousands, except per share data)

	Motient Corporation Historical (a)	Pro Forma Adjustments Sale Transaction		Sub Total	Pro Forma Adjustments Exchange and Other Transactions		Pro Forma Total
REVENUES
Service and related revenues	$4,530	$(4,530)	(b)	$-	$-		$-
Sales of equipment	483	(483)	(b)	-	-		-

Total revenues	5,013	(5,013)		-	-		-

COSTS AND EXPENSES

Cost of service and operations	7,540	(7,540)	(b) (c)	-	-		-
Cost of equipment sales	461	(461)	(b)	-	-		-
Sales and advertising	363	(363)	(b) (c)	-	-		-
General and administrative	14,343	(1,938)	(b) (c)	12,405	968	(j)	13,373
Restructuring charges	85	(85)	(b)	-	-		-
Depreciation and amortization	3,679	(2,897)	(b)	782	694	(e)	2,778
					1,302	(j)
Loss on asset disposals	(6)	6	(b)	-	-		-

Total costs and expenses	26,465	(13,278)		13,187	2,964		16,151

Loss from continuing operations	(21,452)	8,265		(13,187)	(2,964)		(16,151)

Interest and other income	80	-		80	(129)	(j)	(49)
Equity in loss of MSV	(9,767)	-		(9,767)	5,285	(f)	(4,098)
					384	(k)
Minority Interest in TerreStar	-	-		-	(107)	(g)	832
	-	-		-	939	(j)

Net loss from continuing operations	(31,139)	8,265		(22,874)	3,408		(19,466)

Less:
Preferred stock dividends	-	-		-	(5,776)	(l)	(5,776)
Accretion of issuance costs	-	-		-	(923)	(l)	(923)

Net loss from continuing operations available to common stockholders	$(31,139)	$8,265		$(22,874)	$(3,291)		$(26,165)

Basic and diluted loss from continuing operations per share of common stock	$(0.52)			$(0.38)			$(0.41)

Weighted-average common shares outstanding - basic and diluted	59,580	-		59,580	2,710	(i)	63,578
					1,288	(m)

See the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Motient Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For The Year Ended December 31, 2005
(in thousands, except per share data)

	Motient Corporation Historical (a)	Pro Forma Adjustments Sale Transaction		Sub Total	Pro Forma Adjustments Exchange and Other Transactions		Pro Forma Total
REVENUES
Service and related revenues	$12,876	$(12,876)	(b)	$-	$-		$-
Sales of equipment	948	(948)	(b)	-	-		-

Total revenues	13,824	(13,824)		-	-		-

COSTS AND EXPENSES

Cost of service and operations	20,549	(20,498)	(b) (c)	51	-		51
Cost of equipment sales	884	(884)	(b)	-	-		-
Sales and advertising	1,007	(1,007)	(b) (c)	-	-		-
General and administrative	35,714	(5,282)	(b) (c)	30,432	2,750	(j)	33,182
Restructuring charges	5,665	(5,665)	(b)	-	-		-
Research and development	2,312	-		2,312	-		2,312
Depreciation and amortization	15,973	(12,619)	(b)	3,354	2,775	(e)	8,015
					1,886	(j)
Loss on asset disposals	15,032	(15,032)	(b)	-	-		-
Loss on impairment of assets	42,867	(42,867)	(b)	-	-		-

Total costs and expenses	140,003	(103,854)		36,149	7,411		43,560

Loss from continuing operations	(126,179)	90,030		(36,149)	(7,411)		(43,560)

Interest and other income	7,582	-		7,582	(186)	(j)	7,396
Other income from UPS	1,112	(1,112)	(b)	-	-		-
Equity in loss of MSV	(25,059)	-		(25,059)	14,586	(f)	(9,702)
					771	(k)
Minority interests in losses of TerreStar	3,263	-		3,263	(591)	(g)	4,560
					1,888	(j)

Net loss from continuing operations	(139,281)	88,918		(50,363)	9,057		(41,306)

Less:
Preferred stock dividends	(16,717)	-		(16,717)	(6,777)	(l)	(23,494)
Accretion of issuance costs	(2,409)	-		(2,409)	(1,402)	(l)	(3,811)

Net loss from continuing operations available to common stockholders	$(158,407)	$88,918		$(69,489)	$878		$(68,611)

Basic and diluted loss from continuing operations per share of common stock	$(2.55)			$(1.12)			$(1.04)

Weighted-average common shares outstanding - basic and diluted	62,072			62,072	2,710	(i)	66,070
					1,288	(m)

See the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Motient Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For The Year Ended December 31, 2004
(in thousands, except per share data)

	Motient Corporation Historical (a)	Pro Forma Adjustments Sale Transaction		Pro Forma Total
REVENUES
Service and related revenues	$32,378	$(32,378)	(b)	$-
Sales of equipment	4,502	(4,502)	(b)	-

Total revenues	36,880	(36,880)		-

COSTS AND EXPENSES

Cost of service and operations	39,586	(39,586)	(b)(c)	-
Cost of equipment sales	4,329	(4,329)	(b)	-
Sales and advertising	1,879	(1,879)	(b)(c)	-
General and administrative	13,223	(4,566)	(b)(c)	8,657
Restructuring charges	6,264	(6,264)	(b)	-
Depreciation and amortization	15,564	(12,425)	(b)	3,139
Loss on asset disposals	2,669	(2,669)	(b)	-
Loss on impairment of assets	755	(755)	(b)	-
Gain on debt & capital lease retirement	(802)	802	(b)	-

Total costs and expenses	83,467	(71,671)		11,796

Loss from continuing operations	(46,587)	34,791		(11,796)

Interest expense, net	(4,106)	-		(4,106)
Write-off of Deferred Financing Costs	(12,035)	-		(12,035)
Other income, net	343	-		343
Other income from Aether	1,953	-		1,953
Equity in loss of MSV	(11,897)	-		(11,897)

Net loss from continuing operations	$(72,329)	$34,791		$(37,538)

Basic and diluted loss from continuing operations per share of common stock	$(2.21)			$(1.15)

Weighted-average common shares outstanding - basic and diluted	32,771			32,771

See the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Motient Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For The Year Ended December 31, 2003
(in thousands, except per share data)

	Motient Corporation Historical (a)	Pro Forma Adjustments Sale Transaction		Pro Forma Total
REVENUES
Service and related revenues	$49,275	$(49,275)	(b)	$-
Sales of equipment	5,210	(5,210)	(b)	-

Total revenues	54,485	(54,485)		-

COSTS AND EXPENSES

Cost of service and operations	51,393	(51,393)	(b)(c)	-
Cost of equipment sales	5,942	(5,942)	(b)	-
Sales and advertising	4,552	(4,552)	(b)(c)	-
General and administrative	11,299	(4,584)	(b)(c)	6,715
Depreciation and amortization	21,466	(18,012)	(b)	3,454
Loss on asset disposals	3,037	(3,037)	(b)	-
Loss on impairment of assets	5,535	(5,535)	(b)	-

Total costs and expenses	103,224	(93,055)		10,169

Loss from continuing operations	(48,739)	38,570		(10,169)

Interest expense, net	(6,365)	-		(6,365)
Other income, net	662	-		662
Other income from Aether	2,203	-		2,203
Equity in loss of MSV	(9,883)	-		(9,883)

Net loss from continuing operations	$(62,122)	$38,570		$(23,552)

Basic and diluted loss from continuing operations per share of common stock	$(2.47)			$(0.94)

Weighted-average common shares outstanding - basic and diluted	25,145			25,145

See the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Pro Forma Balance Sheet Notes
(a)	Historical financial information is derived from the Registrant's Quarterly Report filed on Form 10-Q as of March 31, 2006.
(b)
Represents i) the elimination of the net assets to be sold in the Geologic Sale, including $1.3 million of cash (net of the one dollar purchase price) and $2.5 million in 800 MHz frequencies, ii) the reclassification of $2.4 million of certain recorded liabilities retained by Motient that relate to the sold or discontinued operations which will be settled in the normal course of business, iii) the establishment of $1.3 million of certain liabilities, including estimated severance and lease obligations incurred as a direct result of the Geologic Sale, and iv) the payment of $0.3 million of transaction costs. The resulting loss on the sale (based on the March 31, 2006 net assets) is estimated at $9.7 million and has not been reduced for any income tax benefits due to limitations on the availability for Motient to actually recognize such benefits. In regards to the remaining 800 MHz frequencies of $3.2 million, Motient has not yet started to actively market these assets and may, depending on the results of such marketing, be required to take an impairment charge on one or more of the individual assets.

(c)
Represents the establishment of $7.7 million of escrow accounts (restricted cash) as provided for in the Geologic Sale agreement. These escrow accounts represent collateral against Motient’s obligation to settle the retained liabilities in due course and to indemnify the Purchaser in certain circumstances as defined in the Geologic Sale agreement and will be released, to the extent not otherwise used, back to Motient at pre-defined dates over the next eighteen months.

(d)
Based on a Managements expectations, all outstanding unvested stock options held by Motient employees will become vested upon the closing of the Geologic Sale. The resulting non-cash compensation charge of $5.5 million will be charged to additional paid in capital.

(e)
Represents the sale of approximately 61% of Motient’s investment in MSV, equating to a reduction in carrying value of $295.7 million, in exchange for direct and indirect ownership of approximately 29.1 million shares of SkyTerra common stock (at a fair value of $491.4 million based on the May 8, 2006 market price of SkyTerra’s shares) and the resulting net gain of $121.6 million (after income taxes of approximately $65.0 million considering utilization of previously reserved net operating loss carry forwards of approximately $240.0 million) and cash transaction costs of $9.0 million. Motient’s ultimate income tax liability as a result of the Initial Closing will be based on the relative fair values of the respective interests in the MSV units and SkyTerra common stock on the date of the exchange and the tax basis carrying value of Motient’s investment in MSV, which is less than its book basis carrying value. The ultimate income tax liability may be substantially different from $65 million. Motient’s investment in SkyTerra is expected to be accounted for under the cost method.

(f)
Represents the distribution of 25.5 million SkyTerra shares received directly by Motient in the Initial Closing of the MSV Exchange to Motient’s common stockholders at an estimated fair value $431.0 million.

(g)
Represents Motient’s acquisition of an additional 4.7% of TerreStar’s common stock from minority shareholders of TerreStar with 2.7 million shares of Motient’s $0.01 par value common stock at a fair value of $49.5 million based on the May 8, 2006 market price of Motient’s shares. The reduction of minority interest ownership will reduce Motient’s carrying value of such interests by approximately 12.0%, or $8.9 million based on the March 31, 2006 balance. The purchase price paid for this additional interest in TerreStar, a development-stage company, plus the estimated cash transaction costs of $1.0 million (aggregating to $41.6 million) will be allocated to TerreStar’s intangible assets as Motient estimates that the carrying value of all other consolidated net assets of TerreStar approximates their respective fair values. Management further estimates that Motient’s net interest in TerreStar’s intangible assets has a fair value in excess of the resulting carrying value and therefore will not be impaired as of the Initial Closing.

(h)
Based on a recent TerreStar Board of Director’s resolution, all outstanding unvested TerreStar stock options held by TerreStar employees will become vested upon the Initial Closing. In addition, based on the terms of current employment agreements, restricted shares held by three Motient executives will become vested upon the Initial Closing. The total resulting non-cash compensation charge of $23.8 million will be charged to additional paid-in capital.

(i)	Represents the TerreStar minority interest share of the vesting of TerreStar stock options.

Pro Forma Statements of Operations Notes

(a)
Historical financial information is derived from the Registrant's quarterly reports filed on Form 10-Q for the three months ended March 31, 2006 and 2005 and annual reports filed on Form 10-K for the years ended December 31, 2005, 2004 and 2003.

(b)	Represents the elimination of the operating results related to the business to be sold in the Geologic Sale or otherwise discontinued by Motient, namely its DataTac and iMotient operations.
(c)
Includes the elimination of non-cash stock-based compensation expense recorded during the period for Motient employee stock options as such awards are assumed to be fully vested as a result of the closing of the Geologic Sale rather than becoming vested over their respective requisite service periods.

(d)
Represents the elimination of non-cash stock-based compensation expense recorded during the period for TerreStar employees and certain Motient executives as such awards are assumed to be fully vested as a result of the Initial Closing rather than becoming vested over their respective requisite service periods.

(e)	Represents additional amortization expense related to newly acquired TerreStar intangible assets over their estimated fifteen-year lives.
(f)	Represents Motient’s reduced equity in the losses of MSV due to Motient’s lower ownership percentage in MSV as a result of the MSV Exchange.
(g)	Represents Motient’s reduced minority interest income related to TerreStar’s net losses due to Motient’s increased ownership percentage in TerreStar as a result of the TerreStar Exchange.
(h)	Represents the TerreStar minority interest share of the elimination of non-cash stock-based compensation expense recorded during the period.
(i)	Represents Motient shares issued in the TerreStar Exchange’s Initial Closing.
(j)
Represents the full consolidation of TerreStar’s net losses from January 1, 2005 through March 31, 2005 in the interim statement and through the May 11, 2005 acquisition of a controlling interest in TerreStar in the annual statement and the related minority interest income associated with those consolidated net losses.

(k)
Represents lower Motient equity losses from MSV due to MSV’s assumed lower ownership of TerreStar (and resulting lower net MSV losses) during the period from January 1, 2005 through March 31, 2005 for the interim statement and through May 11, 2005 for the annual statement.

(l)
Represents additional preferred stock dividends and accretion of issuance costs for the period from January 1, 2005 through March 31, 2005 for the interim statement and through April 15, 2005 in the annual statement.

(m)
Represents the weighted average impact for the period from January 1, 2005 to the February 9, 2005 issuance of 12.7 million shares of common stock in Motient’s acquisition of an additional 10.2% of MSV.